UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 5, 2006, the Board of Directors (the “Board of Directors”) of Integral Systems, Inc., a Maryland corporation (the “Company”), received a letter (the “Resignation Letter”) from Bonnie K. Wachtel (“Ms. Wachtel”) regarding Ms. Wachtel’s resignation from the Board of Directors and the circumstances thereof. A copy of the Resignation Letter is attached to this Current Report on Form 8-K as an exhibit hereto. According to the Resignation Letter, Ms. Wachtel’s resignation is effective as of 6 pm on the 11th of April, 2006. Previously, Ms. Wachtel notified the Board of Directors of her decision not to stand for re-election to the Board of Directors in correspondence that was attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2006.

The Resignation Letter raises several issues regarding the Company’s corporate governance and strategic initiatives. The Company disagrees with Ms. Wachtel’s assessment of these issues.

Ms. Wachtel, who has served as a director of the Company since May 1988, also served as a member of the Audit Committee, the Compensation Committee and the Stock Option Committee. She has previously been identified in the Company’s periodic filings with the SEC as the Audit Committee’s financial expert.

No later than the day that the Company files this Current Report on Form 8-K with the SEC, the Company will provide Ms. Wachtel with a copy of the disclosures that it is making herein and inform her that she has the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether she agrees with the statements made by the Company herein and, if not, stating the respects in which she does not agree. Any such letter received by the Company from Ms. Wachtel will be filed with the SEC as an exhibit by an amendment to this Current Report on Form 8-K within two business days after receipt thereof by the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Letter dated April 5, 2006 from Bonnie K. Wachtel to the Board of Directors of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: April 11, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter dated April 5, 2006 from Bonnie K. Wachtel to the Board of Directors of the Company